Calculation of Filing Fee Tables
S-4
Angel Studios, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001	Other	5,307,998		$ 45,011,085.00	0.0001381	$ 6,216.03
Fees to be Paid	2	Equity	Common Stock, par value $0.0001	Other	1,951,588		$ 3,693,824.55	0.0001381	$ 510.12
Fees to be Paid	3	Equity	Common Stock, par value $0.0001	Other	2,895,090		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 48,704,909.55		$ 6,726.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 6,726.15
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the maximum number of shares of the Registrant's common stock, par value $0.0001 per share (the "Company Class A Common Stock"), estimated to be issuable upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 14, 2025 and as amended on June 29, 2026 (the "TCP Merger Agreement"), by and among the Registrant, Angel TCP Merger Sub, LLC and Toothy Cow Productions, LLC ("TCP"), based upon the maximum number of common units of membership interests of TCP (the "TCP Common Units"), preferred units of membership interests of TCP designated as Class A Preferred Units (the "TCP Class A Preferred Units") and the preferred units of membership interests of TCP designated as Class B Preferred Units (the "TCP Class B Preferred Units") outstanding as of June 23, 2026, collectively equal to approximately 30,007,390, which reflects 21,070,378 TCP Common Units, 7,670,345 TCP Class A Preferred Units and 1,266,667 TCP Class B Preferred Units outstanding as of June 23, 2026. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may become issuable as a result of stock splits, stock dividends, or similar transactions. (2) Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933 as amended (the "Securities Act") and estimated solely for the purpose of calculating the registration fee required by Section 6(b) thereunder, the proposed maximum aggregate offering price is based on (a) the sum of (i) the book value for shares of TCP Common Units on March 31, 2026 ($1.50 per unit) multiplied by the maximum number of such shares issuable or that may be assumed or exchanged for the securities being registered (21,070,378 TCP Common Units), (ii) the book value for shares of TCP Class A Preferred Units on March 31, 2026 ($1.50 per share) multiplied by the maximum number of such shares issuable or that may be assumed or exchanged for the securities being registered (7,670,345 TCP Class A Preferred Units) and (iii) the book value for shares of TCP Class B Preferred Units on March 31, 2026 ($1.50 per share) multiplied by the maximum number of such shares issuable or that may be assumed or exchanged for the securities being registered (1,266,667 TCP Class B Preferred Units) less (b) the estimated amount of cash to be paid by the Registrant to holders of TCP Units pursuant to the terms of the TCP Merger Agreement ($0.00).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
30,007,390	$ 1.50	$ 45,011,085.00	$ 0.00	$ 0.00	$ 45,011,085.00

[2]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of shares of the Company Class A Common Stock, estimated to be issuable upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 14, 2025 and as amended on June 29, 2026 (the "TTS Merger Agreement"), by and among the Registrant, Angel Tuttle Merger Sub, LLC and Tuttle Twins Show, LLC ("TTS"), based upon the maximum number of common units of membership interests of TTS (the "TTS Common Units") and preferred units of membership interests of TTS (the "TTS Preferred Units") outstanding as of June 23, 2026, collectively equal to approximately 19,991,709, which reflects 12,125,404 TTS Common Units and 7,866,305 TTS Preferred Units outstanding as of June 23, 2026. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may become issuable as a result of stock splits, stock dividends, or similar transactions. (2) Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933 as amended (the "Securities Act") and estimated solely for the purpose of calculating the registration fee required by Section 6(b) thereunder, the proposed maximum aggregate offering price is based on (ii) the book value for shares of TTS Preferred Units on March 31, 2026 ($0.91 per share) multiplied by the maximum number of such shares issuable or that may be assumed or exchanged for the securities being registered (7,866,305 TTS Preferred Units) less the estimated amount of cash to be paid by the Registrant to holders of TTS Preferred Units pursuant to the terms of the TTS Merger Agreement ($3,464,513).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
7,866,305	$ 0.91	$ 7,158,337.55	$ 0.00	$ 3,464,513.00	$ 3,693,824.55

[3]	Rule 457(f) Fee Calculation Details

Represents the maximum number of shares of the Company Class A Common Stock, estimated to be issuable upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 14, 2025 and as amended on June 29, 2026 (the "TTS Merger Agreement"), by and among the Registrant, Angel Tuttle Merger Sub, LLC and Tuttle Twins Show, LLC ("TTS"), based upon the maximum number of common units of membership interests of TTS (the "TTS Common Units") and preferred units of membership interests of TTS (the "TTS Preferred Units") outstanding as of June 23, 2026, collectively equal to approximately 19,991,709, which reflects 12,125,404 TTS Common Units and 7,866,305 TTS Preferred Units outstanding as of June 23, 2026. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may become issuable as a result of stock splits, stock dividends, or similar transactions. (2) Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933 as amended (the "Securities Act") and estimated solely for the purpose of calculating the registration fee required by Section 6(b) thereunder, the proposed maximum aggregate offering price is based on the book value for shares of TTS Common Units on March 31, 2026 ($0.22 per unit) multiplied by the maximum number of such shares issuable or that may be assumed or exchanged for the securities being registered (12,125,404 TTS Common Units) less the estimated amount of cash to be paid by the Registrant to holders of TTS Common Units pursuant to the terms of the TTS Merger Agreement ($2,692,329). As the foregoing calculation results in a negative number, the maximum aggregate offering price has been estimated as $0.00.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
12,125,404	$ 0.22	$ 2,667,588.88	$ 0.00	$ 2,692,329.00	$ 0.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date